                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of Sterling Software, Inc. on Form S-3 (No. 33-2644, No. 33-13490, No. 33-32699, No. 33-35433, No. 33-48553, No. 33-55954, No. 33-57428, No. 33-71706, No. 33-
53831, No. 33-53837, No. 33-54961, No. 33-56685, No. 33-56683, No. 33-56677 and
No. 33-56679), and on Form S-8 (No. 33-65402, No. 33-69926, No. 33-47131,
No. 33-13532, No. 33-8828, No. 2-95216, No. 2-95215, No. 33-53833 and No. 33-
56681), and in the related Prospectuses, of our report, which included an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, dated August 31, 1994, on our audits of the consolidated financial statements of KnowledgeWare, Inc. and Subsidiaries as of June 30, 1994 and 1993, and for each of the three years in the period ended June 30, 1994, included in this Current Report on Form 8-K.

Atlanta, Georgia                         /s/ Coopers & Lybrand L.L.P.
December 15, 1994